Letter of Intent - GBH Liberia

This binding letter of intent "LOI" is executed this 17th day of November 2003 by and between GBH Telecom ("GBH"), a Delaware Corporation and Atlantic Coast Group ("ACG") a Maryland corporation, collectively the "Parties".

Whereas: GBH Telecom has global telecommunications traffic relationships and interests and comprises principals that have founded and built international telecommunications companies who desire to commit financial and manpower resources to entering the African telecommunications market.

Whereas: ACG controls specific telecommunications opportunities in Liberia for international telecommunications traffic, Internet services and GSM mobiles and wishes to enter into a relationship with a telecommunications company that can bring to bear the resources necessary to realize those opportunities.

Whereas: The Parties desire to enter into this business relationship based on the representations contain herein.

Wherefore the Parties agree as follows:

1. **Formation.** The Parties shall establish a joint venture vehicle in the United States to be known as GBH Liberia. The joint venture shall be in the form of a Delaware 'C' corporation with 49% of the equity interest held by GBH Telecom and 51% by ACG. Initial stock shall all be issued as common voting shares. These two founders shall both approve and sign the incorporation documents for GBH Liberia which shall include bylaws that include provision 2 to this LOI.

2. **Control and Management of GBH Liberia.**

   a. **Share Holder Control.** Changing the bylaws of the company shall require a supermajority of 60% of the issued voting shares.
   b. **Board of Directors Meetings.** GBH Liberia shall be managed through a Board of four Directors with two appointed by ACG and two by GBH Telecom. Three votes in favor shall be required for resolutions to be carried.
   c. **Initial Board Members.** The initial Board of Directors shall comprise Olanike Oyefeso-Watts from ACG as CEO, Vivien C. Jones from ACG as President, John H. Page from GBH Telecom as CTO and Jeff Guzy from GBH Telecom as CFO.
   d. **Control of Subsidiaries.** Majority owned subsidiaries of GBH Liberia formed pursuant to this LOI shall not enter into any financial transaction or sale of stock without a corporate resolution of GBH Liberia.
   e. **Initial Resolution.** This LOI shall serve as the resolution to found GBH Liberia and to incorporate a 100% owned Liberian subsidiary, Coastal Communications, Inc. FreedomTel shall be the trade name under which voice and data communications services are provided.

3. **Territory and Exclusivity.** Regarding telecommunications within the territory of Liberia, the Parties and individual signatories hereto hereby agree to work exclusively through this LOI and GBH Liberia for a period of twelve months.

4. **Contributions and Responsibilities.**

   Within the scope of this LOI:

   a. ACG's responsibilities are to negotiate with the Liberian government for an international, GSM and Internet services operating license(s) and frequency permissions and to negotiate any traffic agreements with existing operators. Such initial licenses, permissions and contracts shall be vested in the local entity, Coastal Communications, to be formed by GBH Liberia.

   b. ACG shall be responsible for identifying and appointing the executive management and staff of Coastal Communications, with GBH Telecom assisting in the development of an organizational design and interview/selection of individuals with the requisite technical and operational skills. Coastal Communications policy shall be to pay market rates for the skills required for positions defined.

   c. GBH Telecom's responsibility is to create technical plans and capital and operating budgets for all proposed telecommunications business in Liberia. These plans must be in a form suitable for presentation to and for the approval and satisfaction of the relevant government authorities and investors. GBH Telecom's responsibility also includes international call terminations, finding incoming traffic, management of the initial network implementation and, after implementation, monitoring of business and technical operations against the approved management plan and making recommendations as to changes and possible improvements.

   d. The Parties shall jointly:
      i. Assist each other in performance of the above duties;
      ii. Identify and consummate any additional operating partnerships that are beneficial to GBH Liberia;
      iii. Identify and engage funding sources so the business plan can be executed.

5. **Dilution Effect.** The Parties agree that any dilution or other effect of an investment occurring after the date of this LOI shall equally affect all share holders.

6. **Good Faith.** The Parties shall work together in good faith to conclude definitively all matters required to consummate this LOI within 30 days. This term shall be extended as necessary and reasonable should additional time be needed.

7. Miscellaneous

a. Assignment of Obligations. The Parties shall not assign their obligations to act under this LOI.

b. Entire Agreement. This document is the entire agreement between the Parties and may only be amended through further written agreement between the Parties.

c. Amendment; Waiver. No amendment of this Agreement shall be valid unless in writing and signed by all parties. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

d. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Virginia, without reference to its conflict of laws rules. Any dispute regarding this Agreement shall be resolved by a court of competent jurisdiction in the State of Virginia and the parties hereby agree to submit to the jurisdiction of such courts.

e. Further Assurances. The parties shall execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

f. Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

g. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

h. Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy shall be deemed to be execution and delivery of this Agreement as of the Effective Date.

i. Other Representations and Warranties. The signatories hereto represent and warrant that they have the authority to do so and have obtained all necessary consents required for them to commit the full faith of their respective corporations in this Agreement.

The provisions herein are duly agreed and accepted:

As individual and for ACG

Signature:
Name: Vivien C. Jones
Position: Vice President – Finance and Technology, Atlantic Coast Group

As individual and for ACG:

Signature:
Name: Olanike Oyefeso-Watts
Position: President, Atlantic Coast Group

As individual and for GBH Telecom

Signature:
Name: Jeffrey Guzy
Position: President, GBH Telecom

As individual and for GBH Telecom

Signature:
Name: John H. Page
Position: President, GBH Telecom, Africa Division

CERTIFICATE OF INCORPORATION
OF
GBH LIBERIA, INC.

FIRST: The name of the Corporation is GBH LIBERIA, INC.

SECOND: The address of its Registered Office in the State of Delaware is 206 East Delaware Avenue, Newark, New Castle County, Delaware. The name of its Registered Agent at such address is Similex Incorporated.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The Corporation shall be authorized to issue one thousand (1,000) shares of voting no par common stock.

FIFTH: The name and mailing address of the incorporator is as follows:

Similex Incorporated
206 East Delaware Avenue
Newark, Delaware 19711

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The power to make, alter, amend or repeal by-laws shall be in the Directors. The Directors shall have the power to alter or amend by resolution the rights, amounts, limitations or restrictions, etc., of any class of stock.

I, Everett P. Priestley, being the authorized officer of the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 20th day of November 2003.

Similex Incorporated by Everett P. Priestley, Incorporator

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "COASTAL SERVICES GROUP, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE EIGHTH DAY OF NOVEMBER, A.D. 2004.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3730884 8300

040804407

AUTHENTICATION: 3462630

DATE: 11-08-04